Exhibit 99.1

                                [ORAGENICS LOGO]

Contact:                                                              For Media:

Chuck Soponis                                                      Joan Kureczka
Chief Executive Officer                                             Jesse Fisher
Oragenics, Inc.                                       Kureczka/Martin Associates
(386) 418-4018                                                    (415) 821-2413
                                                               Jkureczka@aol.com

FOR IMMEDIATE RELEASE

            FDA LIFTS CLINICAL HOLD ON ORAGENICS' NOVEL TREATMENT FOR
                          PREVENTION OF DENTAL CARIES

COMPANY ANTICIPATES BEGINNING PHASE I STUDY OF REPLACEMENT THERAPY IN EARLY 2005

ALACHUA, FL (NOVEMBER 30, 2004): Oragenics, Inc. (AMEX:ONI) reported today that the U.S. Food and Drug Administration (FDA) has agreed to lift the clinical hold on the company's Replacement Therapy for the treatment of dental caries. The FDA's clearance to proceed with a Phase I safety trial came following the agency's completed review of the study's clinical design and the unanimous vote of the Recombinant DNA Advisory Committee (RAC) on March 15, 2004 that the first human clinical study of Oragenics Replacement Therapy be carried out under the protocol proposed by the company. The FDA had placed Oragenics' original Investigational New Drug application (IND) on clinical hold in May 2003, pending further review of the study design.

"We are extremely pleased to reach agreement with the FDA on a clinical protocol that adequately addresses the potential safety questions posed by the first human clinical trial of our novel Replacement Therapy," said Chuck Soponis, Oragenics' president and chief executive officer. "We anticipate initiating Phase I human clinical safety testing of our Replacement Therapy early in 2005."

ABOUT REPLACEMENT THERAPY

Replacement Therapy is a single, painless topical treatment that could in theory offer life-long protection from most tooth decay. Tooth decay is caused by lactic acid produced by a bacterium in the mouth called Streptococcus mutans. Oragenics' Replacement Therapy employs a patented, genetically modified strain of S. mutans that does not produce this decay-producing acid. When applied to a person's teeth by a dentist, this engineered bacterium displaces the resident acid-producing bacterium, providing potentially life-long protection against most dental decay. Replacement therapy is the result of 25 years of research by Oragenics' founder and chief scientific officer, Jeffrey Hillman, DMD, PhD, a noted molecular geneticist and expert on oral microbiology. Oragenics plans to complete Phase I safety testing for Replacement Therapy and to partner with a major healthcare products or pharmaceutical firm prior to initiating later stages of clinical development.


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FDA LIFTS CLINICAL HOLD ON TRIAL OF ORAGENICS' NOVEL TREATMENT
FOR PREVENTION OF DENTAL CARIES
PAGE 2


ABOUT ORAGENICS

Oragenics, Inc. is an emerging biotechnology company focused on the development and licensure of innovative products and technologies for improving human health. The company's lead product is a novel oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in early 2005. The company is also developing a novel antibiotic with broad-spectrum activity against gram-positive bacteria and a probiotic product aimed at maintaining oral health. The company is headquartered in Alachua, Florida. For more information about Oragenics, please consult the company's website at www.oragenics.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors;)4) the ability to develop commercial products with the in-licensed technology; and (5)) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

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